As filed with the Securities and Exchange Commission on May 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

4D Molecular Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3506994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5858 Horton Street #455 Emeryville, California 94608 (510) 505-2680	94608
(Address of Principal Executive Offices)	(Zip Code)

2020 Employee Stock Purchase Plan

(Full title of the plan)

David Kirn, M.D.

Chief Executive Officer

4D Molecular Therapeutics, Inc.

5858 Horton Street #455

Emeryville, California 94608

(Name and address of agent for service)

(510) 505-2680

(Telephone number, including area code, of agent for service)

Copies to:

Mark V. Roeder, Esq.

John C. Williams, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by 4D Molecular Therapeutics, Inc. (the “Registrant”) for the purpose of registering an additional 307,939 shares of the Registrant’s common stock, par value $0.0001, approved by the Board of Directors of the Registrant and issuable to eligible employees of the Registrant under the 2020 Employee Stock Purchase Plan (the “ESPP”).

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2020 (File No. 333-251370), March 25, 2021 (File No. 333-254701), March 28, 2022 (File No. 333-263908), March 15, 2023, as amended on May  4, 2023 (File No. 333-270566), February  29, 2024 (File No. 333-277547) and February  28, 2025 (File No. 333-285456) are incorporated by reference herein.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference
	Description	Form	Exhibit	Date Filed	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of 4D Molecular Therapeutics, Inc.	8-K	3.1	12/15/2020

4.2	Amended and Restated Bylaws of 4D Molecular Therapeutics, Inc.	8-K	3.1	11/22/2023

4.3	Form of Common Stock Certificate.	S-1/A	4.2	12/07/2020

4.4	Form of Pre-Funded Warrant issued in conjunction with February 2024 offering.	8-K	4.1	2/9/2024

4.5	Form of Pre-Funded Warrant issued in conjunction with November 2024 exchange.	10-Q	4.4	11/13/2024

4.6	Form of Pre-Funded Warrant issued in conjunction with December 2024 exchange.	8-K	4.1	12/11/2024

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

23.2	Consent of Independent Registered Public Accounting Firm.				X

24.1	Power of Attorney (included in the signature page to this registration statement).				X

99.1#	4D Molecular Therapeutics, Inc. 2020 Employee Stock Purchase Plan.	S-8	99.3	12/15/2020

107.1	Calculation of Filing Fee Table.				X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on May 8, 2025.

4D Molecular Therapeutics, Inc.

By:	/s/ Uneek Mehra
Uneek Mehra
Chief Financial and Business Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Kirn, M.D., Uneek Mehra and Scott Bizily, Ph.D., and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David Kirn David Kirn, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2025

/s/ Uneek Mehra Uneek Mehra	Chief Financial and Business Officer (Principal Financial and Accounting Officer)	May 8, 2025

/s/ John F. Milligan John F. Milligan, Ph.D.	Executive Chairman	May 8, 2025

/s/ Jacob Chacko Jacob Chacko, M.D., MBA	Director	May 8, 2025

/s/ Susannah Gray Susannah Gray, MBA	Director	May 8, 2025

/s/ Nancy Miller-Rich Nancy Miller-Rich	Director	May 8, 2025

/s/ Charles P. Theuer Charles P. Theuer, M.D., Ph.D.	Director	May 8, 2025

/s/ Shawn Cline Tomasello Shawn Cline Tomasello, MBA	Director	May 8, 2025